EXHIBIT 10.1
ASSET ACQUISITION AGREEMENT
THIS ASSET ACQUISITION AGREEMENT (the “Agreement”) is made and entered into as of the 19th day of August, 2005 by and among GLOBAL FOOD TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as “GFT”), SOLVIS GROUP, INC., a corporation organized and existing under the laws of the State of Nevada (hereinafter referred to as “Solvis”) and BOULEVARD ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, (hereinafter referred to as “Boulevard”). Each of GFT, Solvis and Boulevard are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
     WHEREAS, Boulevard has authorized one hundred million (100,000,000) shares of capital common stock, with a stated par value of $0.0001 per share, of which one million eight-hundred sixty thousand (1,860,000) shares are issued and outstanding as of the date hereof (the “Boulevard Common Stock”) and twenty million (20,000,000) shares of preferred stock, with a stated par value of $0.0001 per share, of which no shares are issued and outstanding as of the date hereof (the “Boulevard Preferred Stock”); and
     WHEREAS, Boulevard is a corporation, the common stock of which is not publicly traded; and
     WHEREAS, Solvis is the controlling shareholder of Boulevard; and
     WHEREAS, GFT is a biotechnology company engaged in the research and development of a variety of proprietary methods and technologies which can be used for the potential reduction and elimination of pathogen-related illnesses in seafood, poultry and meat products (the “Business”); and
     WHEREAS, GFT has authorized (a) one hundred million (100,000,000) shares of capital stock, having a par value of $0.000001 per share, of which 60,000,000 shares have been designated as Class A Voting Common Stock (the “Class A Common”) and 30,000,000 shares have been designated as Class B Non-Voting Common Stock (the “Class B Common” and, together with the Class A Common Stock, the “GFT Common Stock”), and of which there are thirty-three million four hundred eighty-five thousand five hundred twenty-one (33,485,521) shares of Class A Common and twenty-nine million three hundred twenty-seven thousand four hundred seven (29,327,407) shares of Class B Common issued and outstanding as of the date of this Agreement; and (b) ten million (10,000,000) shares of preferred stock, having a par value of $0.000001 per share, of which 8,000,000 shares have been designated as Series A Preferred Stock (the “Class A Preferred”), and 2,000,000 shares remain non-designated Preferred Stock, and of which there are seven million three hundred twenty-one thousand six hundred nineteen (7,321,619) shares of Class A Preferred and no shares of non-designated Preferred Stock issued and outstanding as of the date of this Agreement; and

     WHEREAS, the Boards of Directors of each of Boulevard and GFT have determined that it is in the best interests of their respective corporations and shareholders to continue a business combination between the Parties, but to accomplish such transaction through an acquisition of the assets of GFT through their entry into this Agreement, and to perform the actions required hereby to effect the purchase by Boulevard of substantially all of the assets, tangible and intangible, associated with the business and the products of GFT (collectively, the “Asset Purchase”) in the manner set forth herein;
     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
Section 1. ACQUISITION OF ASSETS AND ASSUMPTION OF LIABILITIES.
     1.01 Acquired Assets. Subject to the terms and conditions set forth herein, GFT agrees to sell, transfer, assign and deliver to Boulevard, and Boulevard agrees to purchase and accept from GFT, all of the assets and properties of GFT used or useful in the conduct of the Business as currently conducted, wherever located, including without limitation the following (collectively, the “Acquired Assets”):
     (a) Tangible Assets. All of the items of tangible property owned by GFT at the Closing (as such term is hereinafter defined), whether real, personal or mixed;
     (b) Materials and Supplies. All materials and supplies of any kind owned by GFT at the Closing;
     (c) Accounts. All accounts receivable, chattel paper, monies, bank accounts, deposits with any financial institution, certificated or uncertificated securities, prepaid expenses, rights to rebates, and rights to insurance belonging or inuring to GFT as of the Closing Date;
     (d) Contract Rights. All contract rights, leases, documents, instruments, choses in action, and other general intangibles incurring to or for the benefit of GFT as of the Closing Date;
     (e) Promotional Rights. All (i) trademarks, service marks, patents, logos, copyrights, “d/b/a’s” and trade names, whether or not the same have been registered federally or with any state, municipal or foreign jurisdiction, and all applications for or registrations of any of the foregoing, marketing or promotional designs, brochures, advertisements, concepts, literature, rights against other persons in respect of any of the foregoing and any other promotional items including, without limitation, all of GFT’s rights and interests in and to the names GLOBAL FOOD TECHNOLOGIES, INC. and GLOBAL FOOD TECHNOLOGIES, and any derivations thereof; and (ii) formulas, recipes, know-how, trade secrets, processes, designs, licenses, pricing policies, customer lists or profiles, information as to the identities or requirements of existing customers or potential customers or vendors, market information, market analyses, marketing plans and all other proprietary rights (collectively, the “Proprietary Rights”) used or useful or developed or acquired for use in the Business and owned, licensed or otherwise in the possession of GFT as of the Closing Date; and
     (f) Books and Records. All papers and records (whether in written, electronic or other form) of any kind presently in or hereafter coming into the care, custody or control of GFT (including, without limitation, any such papers or records held by others on behalf of GFT) relating to any of the Acquired Assets, to the Business, or to the past, present or future operation thereof including, but not limited to, purchase and sales records, computer programs, software packages, computer printouts, business and financial reports and records, manuals and forms, personnel records, laboratory reports, test results, environmental control records, accounting and management manuals, business stationary, blank forms, blank checks and other blank instruments, and any papers and records relating to any of GFT’s Proprietary Rights.
1.02 Purchase Price and Covenant Payment; Closing.
     (a) Purchase Price. In consideration for the sale, conveyance and transfer of the Acquired Assets and the representations, warranties and covenants set forth herein and in the other documents and instruments delivered or to be delivered at or prior to the Closing pursuant hereto (collectively, the “Closing Documents”), the Parties agree that Boulevard shall do the following:
          (i) issue and deliver to GFT sixty-nine million one hundred thirty-four thousand five hundred forty-seven (69,134,547) thousand (                     ) shares of Boulevard common stock (the “Payment Shares”), based upon the number of shares of Boulevard stock issued and outstanding as of the date of this Agreement;
          (ii) assume, in the manner set forth in Section 1.03(a) below, the claims, obligations and liabilities of GFT set forth on Schedule 1.03 to be attached hereto prior to Closing.
     (b) Closing. The Closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at the office of counsel to GFT at 10:00 a.m. on the date which is ten (10) days after each Party has confirmed to the other that all conditions to Closing contained herein have been satisfied or waived, or on such other place, date or time as the parties may mutually agree (the “Closing Date”).
1.03 Assumption of Liabilities. At the Closing, Boulevard shall assume all of the liabilities and obligations of GFT arising out of or relating to the Business (collectively, the “Assumed Liabilities”). At the Closing, Boulevard and GFT shall each deliver to the other an executed Agreement of Assignment and Assumption in such form as the Parties shall mutually agree prior to the Closing. In addition to its obligations under this Section 1.03, Boulevard shall also assume all subscription obligations incurred by GFT arising out of the sale of stock and other derivative security rights to which GFT shall have become obligated prior to the Closing, provided that such rights are fully disclosed to Boulevard at the Closing by provision of a definitive shareholders’ list (to also include persons holding valid options, warrants and other derivative securities).
1.04 Instruments of Conveyance; Transfer of Possession. At the Closing, GFT will deliver to Boulevard a duly completed and executed bill of sale and assignments of intellectual property rights, and shall execute, acknowledge and deliver at or after the Closing such further instruments of conveyance as Boulevard deems reasonably necessary or advisable to carry out and perfect the transfer of the Acquired Assets contemplated hereby. Simultaneously with the Closing, GFT shall put Boulevard into full possession and enjoyment of the Acquired Assets.
Section 2. REPRESENTATIONS AND WARRANTIES OF THE PARTIES
2.01 Representations and Warranties of Boulevard. Boulevard hereby represents and warrants to GFT as of the date hereof and as of the Closing, as follows:
     (a) Organization; Subsidiaries.
          (i) Boulevard is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own and lease its properties and assets and to carry on its businesses as now being conducted; Boulevard is duly qualified to do business as a foreign corporation in each jurisdiction (other than the State of Delaware) where it owns or leases real estate or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, earnings or financial condition of Boulevard. Boulevard has delivered to GFT true and correct copies of its charter documents and bylaws.
     (b) Authorization. Boulevard has full power and authority to enter into, perform and comply with this Agreement and the Closing Documents in accordance with their respective terms. All corporate action required to be taken by Boulevard, or by its officers, directors and shareholders, to authorize the execution, delivery and performance of and compliance with this Agreement and the Closing Documents has been properly taken. Each person signing this Agreement (and any Closing Document to which such Boulevard is a party) as an executive officer of Boulevard shall be the duly elected and qualified executive officer of Boulevard, with full power and authority to enter into, execute and cause the performance of said agreements by Boulevard in accordance with their respective terms. Once executed and delivered by Boulevard, this Agreement and the other Closing Documents to which it is a party shall constitute the valid and binding obligation of Boulevard, enforceable against it in accordance with their respective terms.

     (c) Capitalization.
          (i) The authorized, issued and outstanding shares of Boulevard Common Stock as of the date hereof are as set forth above in the Recitals to this Agreement. All outstanding shares of Boulevard Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. Boulevard has not issued any securities giving rise to claims for violation of federal or state securities laws or the securities laws of any other jurisdiction with respect to which the statute of limitations has not lapsed. There does not exist any fact or condition which has, or which with notice or lapse of time would be reasonably expected to, result in the unavailability of Boulevard Common Stock to be publicly traded in the NASDAQ over-the-counter market, and nothing has come to the attention of any officer or director of Boulevard which would cause them to reasonably believe that any such fact or condition may occur within the next twelve (12) months.
          (ii) There is no option, warrant, call, convertible security or commitment of any character relating to unissued shares of Boulevard Common Stock, and, to the Best Knowledge of Boulevard, there are no voting trusts or other agreements or understandings with respect to the voting of issued and outstanding Boulevard Common Stock.
     (d) Financial Statements. Boulevard has delivered to GFT its audited balance sheet as of December 31, 2004 (the “Boulevard 2004 Balance Sheet”), and the related statements of income and retained earnings, and changes in financial position for the fiscal year ended on such date (collectively, the “Boulevard Financial Statements”). The Boulevard Financial Statements, together with any notes related thereto, present fairly the financial condition of Boulevard as of the respective dates indicated and its respective results of operations and the changes in its respective shareholders’ equity and financial position for the respective periods indicated in accordance with generally accepted accounting principles applied on a consistent basis. The financial condition of Boulevard has not changed in any material and adverse respect since the date of the Financial Statements.
     (e) Absence of Undisclosed Liabilities. At December 31, 2004, as of the date hereof and as of the Closing Date, Boulevard has not had and will not have any indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due.
     (f) Public Filings. Boulevard has made all filings with the Securities and Exchange Commission that it has been required to make under the Securities Act and the Securities Exchange Act. The documents (including all financial statements contained therein) filed with the SEC, except as amended, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and, to the Best Knowledge of Boulevard, none of such documents contained any misrepresentation of a material fact or omitted to state a material fact required to be stated therein to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     (g) Accuracy of Information. No statement by Boulevard contained in this Agreement, and no statement contained in any certificate furnished or to be furnished by or on behalf of Boulevard to GFT pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement, or omits to state, any material fact.
2.02 Representations and Warranties of GFT. GFT hereby represents and warrants to Boulevard as of the date hereof and as of the Closing, as follows:
     (a) Organization; Subsidiaries.
          (i) GFT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own and lease its respective properties and assets and to carry on its business as now being conducted; GFT is duly qualified to do business as a foreign corporation in each jurisdiction (other than the State of Delaware) where it owns or leases real estate or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, earnings or financial condition of GFT. GFT has delivered to Boulevard true and correct copies of its charter documents and bylaws.
          (ii) GFT has no subsidiaries.
     (b) Authorization. GFT has full power and authority to enter into, perform and comply with this Agreement and the Closing Documents in accordance with their respective terms. All corporate action required to be taken by GFT, or by its officers, directors and shareholders, to authorize the execution, delivery and performance of and compliance with this Agreement and the Closing Documents has been properly taken. Each person signing this Agreement (and any Closing Document to which GFT is a party) as an executive officer of GFT shall be the duly elected and qualified executive officer of GFT, with full power and authority to execute, deliver and cause the performance of said agreements by GFT in accordance with their respective terms. Once executed and delivered by GFT, this Agreement and the other Closing Documents to which it is a party shall constitute the valid and binding obligation of GFT, enforceable against it in accordance with their respective terms.
     (c) Capitalization.
          (i) The authorized, issued and outstanding shares of GFT Common Stock as of the date hereof are as set forth in the Recitals to this Agreement as of the date hereof. Any shares of GFT issued after the date of this Agreement, but prior to Closing, shall be identified Boulevard at Closing. All outstanding shares of GFT Common Stock have been (or will be) duly authorized, validly issued and are (or will be) fully paid and non-assessable.

          (ii) Except as set forth on Schedule 2.02(c), there is no option, warrant, call, convertible security or commitment of any character relating to unissued shares of GFT Common Stock, and, to the Best Knowledge of GFT, there are no voting trusts or other agreements or understandings with respect to the voting of issued and outstanding GFT Common Stock.
     (d) Financial Statements. At or prior to the Closing, GFT shall have made available to Boulevard audited balance sheets of GFT and its Subsidiaries (i) as at December 31, 2003 (the “GFT 2003 Balance Sheet”) and (ii) as at December 31, 2004 (the “GFT 2004 Balance Sheet”), and the related statements of income and retained earnings, and changes in financial position for the fiscal years ended on each of those dates (collectively, the “GFT Financial Statements”). All of the GFT Financial Statements, together with any notes related thereto, present fairly the financial condition of GFT as of the respective dates indicated and its respective results of operations and the changes in its respective shareholders’ equity and financial position for the respective periods indicated in accordance with generally accepted accounting principles applied on a consistent basis. The financial condition of GFT has not changed in any material and adverse respect since the date of the Financial Statements.
     (e) Leased Real Property. Schedule 2.02(e), is a correct list of each lease and sublease with respect to real property (the “GFT Leased Real Property”) leased by GFT as lessee and used in the conduct of its respective businesses (the “GFT Real Property Leases”). GFT has made available to Boulevard true and correct copies of each of the GFT Real Property Leases, which are valid and in full force and effect. Except as set forth on Schedule 2.02(e), neither GFT as lessee, nor any third party lessor, is in material default of any GFT Real Property Lease.
     (f) Owned Real Property. Schedule 2.02(f) is a correct list of the locations of all real property for which GFT is the record or beneficial owner (the “GFT Real Property”). Except for the GFT Real Property and any easements or rights-of-way for the benefit of GFT which are appurtenant thereto, and the GFT Leased Real Property and any easements or rights-of-way for the benefit of GFT which are appurtenant thereto, there are no real property interests material to the business of GFT. GFT has made available to Boulevard true and correct copies of all deeds or other instruments of title conveying the GFT Real Property to GFT.
     (g) Fixed Assets; Condition of Assets. At or prior to the Closing, GFT shall make available to Boulevard true and correct information concerning its tangible assets having a fair market value in excess of $100,000 (a “Material Tangible Asset”). GFT has good and marketable title in and to all of the Material Tangible Assets owned by them, free and clear of any and all Liens (as hereinafter defined). All of such Material Tangible Assets are in good condition and repair, normal wear and tear excepted, and GFT has not received notice, nor is it aware, of any defect or other problem with any of such Material Tangible Assets. All Material Tangible Assets are owned, leased or otherwise used or useful in the conduct of their respective businesses are located at GFT corporate office at

113 Court Street, Hanford, California 93230, or at its technical office, at 1656 Kraft Road, Pocatello, ID 83204.
     (h) Absence of Undisclosed Liabilities. Since December 31, 2004, except as disclosed in Schedule 2.02(h), attached hereto, and except for those incurred in the ordinary course of its business, GFT has not and will not have any indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, which, in each case, is in excess of One Hundred Thousand Dollars ($100,000), and which was not reflected on the GFT 2004 Balance Sheet.
     (i) Contracts. Except as set forth in Schedule 2.02(i), except as specifically disclosed or reflected, or reserved against, on the GFT 2004 Balance Sheet or any notes related thereto, and except as set forth herein or in any Schedules hereto, GFT is not a party to, nor is bound by, nor are any of its properties subject to, any written or oral agreement relating to or involving any of the following:
          (i) any contract which involves the purchase or sale of goods or payment for services with a value of more than One Hundred Thousand Dollars ($100,000); and which is not cancelable by GFT upon notice given at the Closing Date within thirty (30) days after the date of such notice;
          (ii) any contract for the employment of any officer or employee or former officer or employee (other than, with respect to any employee, contracts which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) pursuant to which payments may be required to be made at any time following the date hereof;
          (iii) any stock option or appreciation rights plan or arrangement;
          (iv) any mortgage or other form of secured indebtedness;
          (v) any unsecured debenture, note or installment obligation, the unpaid balance of which exceeds One Hundred Thousand Dollars ($100,000) in the aggregate;
          (vi) any guaranty of any obligation for borrowing or otherwise, excluding (A) endorsements made for collection, guaranties made or letters of credit given in the ordinary course of business, and (B) other guaranties which in the aggregate do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate;
          (vii) any contract or proposed contract, including but not limited to assignments, licenses, transfers of exclusive rights, “work for hire” agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements, to which GFT is a party, and which (A) contains a grant or other transfer, whether present, retroactive, prospective, or contingent, by GFT, of any rights in any invention, trade secret, proprietary information, trademark, service mark, trade name, copyright, or other intellectual property right by whatever name designated, without regard to whether such invention, trade secret, proprietary information, trademark, service mark, trade name, copyright, material object or other intellectual property was in existence at the time such contract was made; or (B) contains a promise made by GFT to pay any lump sum or royalty or other payment or consideration in respect of the acquisition, practice or use of any rights in any invention, trade secret, proprietary information, trademark, service mark, trade name, copyright, material object in which an original work of authorship was first fixed, or other intellectual property right by whatever name designated and without regard to whether such lump sum, royalty payment or other consideration was ever made or received; or
          (viii) any other contract, agreement or other instrument not entered into in the ordinary course of business which is material to the business or operations of GFT and calls for the payment in cash or property in excess of One Hundred Thousand Dollars ($100,000) by GFT.
          True and complete copies of all contracts, agreements and other instruments referred to in Schedule 2.02(j) have been or will be made available to Boulevard by GFT. All such contracts, agreements and other instruments are enforceable by GFT against the other party or parties thereto, in accordance with their respective terms. Neither GFT, nor any third party, is in material default, and no event has occurred which with notice or lapse of time or both would become a default, under any contract, agreement or instrument, which default would have a material adverse effect upon the business, operations, earnings or financial condition of GFT.
     (k) Employee Benefit Plans. GFT has adopted an Incentive Stock Option Plan, dated July 12, 2005, a true and complete copy of which has been made available to Boulevard at or prior to the Closing..
          (l) Non-Contravention; Consents. Except as set forth in Schedule 2.02(l), the execution and delivery of this Agreement and the consummation by GFT of any of the transactions in the manner contemplated herein, do not and will not:
          (i) violate any provision of the charter or bylaws of GFT;
          (ii) violate, or result with the giving of notice or passage of time in the violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the properties of GFT pursuant to any provision of, any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which GFT is a party or by which it or any of its respective properties are bound, the effect of all of which violations, accelerations, creations and impositions would result, in the aggregate, in subjecting GFT to liabilities, or in causing the acceleration of liabilities, in excess of One Hundred Thousand Dollars ($100,000);

          (iii) violate any law, order, judgment or decree to which GFT is subject;
          (iv) violate or conflict with any contract obligation of any kind or character to which GFT is subject, or by which any of its respective assets may be bound, the effect of all of which violations or conflicts would result, in the aggregate, in subjecting GFT to aggregate liabilities in excess of One Hundred Thousand Dollars ($100,000); or
          (v) constitute an event permitting termination of an agreement to which GFT is subject, if in any such circumstance, individually or in the aggregate with all other such events, such termination would have consequences materially adverse to GFT.
          Except as provided in Schedule 2.02(l), no consent, authorization, order or approval of, or filing or registration with, any governmental agency, board or other regulatory body is required for or in connection with the execution, delivery and performance of this Agreement by GFT, and the consummation by GFT of the transactions contemplated hereby.
     (m) Accounts Receivable. GFT has made available to Boulevard a true and accurate list of all accounts receivable of GFT as at December 31, 2003 (the “GFT Accounts Receivable”), which list is true, correct and complete and sets forth the aging of such GFT Accounts Receivable. To the Best Knowledge of GFT, there is no contest, claim or right of set-off contained in any written agreement with any account debtor relating to the amount or validity of any Account Receivable, other than GFT Accounts Receivable which do not exceed, in the aggregate, the reserve for uncollected accounts set forth on the GFT 2003 and GFT First Quarter Balance Sheets, as applicable.
     (n) Intellectual Property Rights. Schedule 2.02(n), attached hereto is a complete list and description of all of GFT’s United States and foreign: (i) patents and patent applications; (ii) trademark registrations and applications for trademark registrations; (iii) copyright registrations and applications for copyright registrations; and (iv) unregistered trademarks, trade names, service marks and copyrights. GFT wholly owns the exclusive rights to all of the above-described intellectual property, and there are no known actual or threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property rights; to the Best Knowledge of GFT, there is no infringing use by any Person or entity of any of said intellectual property, or of any other trade secret or proprietary right belonging to GFT, and there has been no disclosure of any of its trade secrets to any person other than persons who have executed confidentiality agreements with GFT or are otherwise legally bound to maintain the confidentiality thereof.
     (o) Compliance with Applicable Law.
          (i) Except as set forth in Schedule 2.02(o) or would not materially adversely affect the business, operations, earnings, prospects or financial condition, or would not subject any officer or director of GFT to civil or criminal penalties exceeding Ten Thousand Dollars ($10,000) in the aggregate, GFT is, in the conduct of its business, in compliance with all federal, state or local laws, statutes, ordinances, regulations and permits, including, without limitation, agencies concerned with occupational safety, environmental protection, tax and employment practices; and
          (ii) Except as set forth in Schedule 2.02(o), GFT has not received notice of violation of any such rules or regulations referred to in clause (i) above, whether or not the same has been corrected, within the last three (3) years, which would result in any liability by GFT for penalties or damages, or any injunction or governmental order or decree.
     (p) Litigation. Except as set forth in schedule, 2.02(p), there is no action, suit, proceeding or investigation pending or, to the Best Knowledge of GFT, threatened, which would subject GFT to liability in an amount greater than Ten Thousand Dollars ($10,000) in the aggregate; there is no reasonable basis known to GFT for any such action that would result in any such effect and that is probable of assertion; and GFT is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, nor does there exist any fact or condition which with the giving of notice or the passage of time would constitute such a default, which default would have a material adverse effect on the business, operations, earnings or financial condition of GFT.
     (q) Permits. GFT holds all permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for it to conduct its business as currently conducted, except where the failure to do so would not have a material adverse effect on the conduct of such business; all such permits, licenses, orders and approvals are in full force and effect and, to the Best Knowledge of GFT, no suspension or cancellation of any of them is threatened. None of such permits, licenses, orders or approvals will be materially adversely affected by the consummation of the transactions contemplated by this Agreement or the Merger.
     (r) Restrictive Covenants. GFT is not a party to any agreement, contract or covenant limiting the freedom of GFT from competing in any line of business or with any person or other entity in any geographic area.
     (s) Tax Matters. GFT has filed all required tax returns and tax information returns and reports with respect to federal, state and local income taxes, federal and state employment and unemployment taxes, property taxes, federal and state withholding payment, license fees, Federal Insurance Contributions Act contributions, franchise, license, gross receipts, room tax and other similar returns and reports; such returns are correct and complete in all material respects, and GFT has paid all taxes and duties (and all interest and penalties with respect thereto) shown to be due thereby. All of such tax returns are, to the best knowledge of GFT, true and correct as filed, and GFT has not been advised by any taxing authority of any claim, fact or circumstance which will or is reasonably expected to cause a material, adverse change in the financial condition of GFT.
     (t) Accuracy of Information. No statement by GFT contained in this Agreement, or in any Exhibit or Schedule attached hereto, and no statement contained in any certificate furnished or to be furnished by or on behalf of GFT to Boulevard pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement, or omits to state, any material fact.
Section 3. COVENANTS OF THE PARTIES
3.01 Covenants of Boulevard. Boulevard hereby makes the following covenants to, and for the benefit of GFT and Solvis:
     (a) Conduct of Business. From and after the date hereof, through and including the Closing, Boulevard shall not enter into any business, contract, understanding, arrangement or undertaking, or incur any liability or obligation, other than as contemplated by or in furtherance of this Agreement.
     (b) Proposals Made to Boulevard. Prior to the Closing Date, Boulevard (i) will not, directly or indirectly, whether through any of its officers, employees, representatives or otherwise, sell, solicit or encourage any written inquires or proposals for the acquisition of stock or other securities, or all or substantially all of the assets or the business, of Boulevard, and (ii) will promptly advise GFT of any inquiry or proposal for the acquisition of any stock or other securities or all or substantially all of the assets or business of Boulevard.
3.02 Covenants of GFT. GFT hereby makes the following covenants to, and for the benefit of, Solvis and Boulevard:
     (a) Notification. GFT shall give prompt notice to Boulevard of (i) any notice of, or other communication received by, GFT subsequent to the date of this Agreement and prior to the Closing Date, relating to a default or event which with notice or lapse of time or both would become a default, or which would cause any warranty or representation of GFT to be untrue or misleading, under this Agreement, or any other material contract, agreement or instrument to which GFT is a party, by which GFT, or any of its properties, is bound or to which GFT, or any of its properties, is subject and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.
     (b) Conduct of Business; Certain Covenants. Except as contemplated by the terms of this Agreement, from and after the execution and delivery of this Agreement and until the Closing Date, GFT shall conduct its business and operations in, and not take any action other than according to, its ordinary and usual course of business, and GFT will use its respective best efforts in a manner consistent with its current practices to preserve intact its business, organization and relationships with employees, agents, customers, suppliers, shareholders and others having business dealings with it.
     (c) Proposals Made to GFT. Prior to the Closing Date, GFT (i) will not, directly or indirectly, whether through any of its officers, employees, representatives or otherwise, solicit or encourage any written inquires or proposals for the acquisition of stock or other securities, or all or substantially all of the assets or the business, of GFT, and (ii) will promptly advise Boulevard of any inquiry or proposal for the acquisition of any stock or other securities or all or substantially all of the assets or business of GFT.
     (d) Redemption of Certain Shares. GFT hereby agrees to guarantee the obligation of Solvis to redeem, at the election of Pierce Mill Associates, Inc., a Delaware corporation (“Pierce Mill”), such number of shares of Boulevard as may still be owned beneficially and of record by Pierce Mill on the third (3rd) anniversary of the Closing Date, if the shares of Boulevard have not been admitted for public trading on a recognized public stock market or stock exchange as of such date. The price to be paid by GFT to Pierce Mill on behalf of Solvis, if such condition exists on the third anniversary of the Closing Date, is fifty cents ($0.50) per share then owned by Pierce Mill.
3.03 Covenants of Solvis. Solvis hereby makes the following covenants to, and for the benefit of, Boulevard and GFT:
     (a) Compliance with Agreements. Solvis agrees that it shall take all steps reasonably necessary to ensure the compliance by it and Boulevard with all obligations of such parties in this Agreement and the other transactional documents to which they are a party.
     (b) Trickle-Out Provision. Solvis agrees that at such time as it is able to distribute shares of Boulevard to its shareholders, whether through the registration thereof or otherwise pursuant to an exemption thereof, it shall obtain from each recipient thereof an enforceable agreement, upon which Boulevard may rely, to the effect that such recipient will not, without the prior written consent of Boulevard (which may be given or withheld in its sole discretion), make any sales of Boulevard stock in excess of the volume limitations to which affiliated persons are subject pursuant to Rule 144(e).
3.04 Governmental Filings. Boulevard and GFT shall cooperate with each other in filing all necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to this Agreement, and in seeking necessary consultation with and prompt favorable action by any such agencies, authorities or bodies.
3.05 Publicity. Boulevard and GFT will consult with each other in advance of making any public announcements with respect to the execution of this Agreement, the Asset Purchase or the transactions contemplated hereby, and any public announcements shall be made only at such time and in such manner as Boulevard and GFT may mutually agree, except that either party shall be free to make such public announcements as it shall reasonably deem necessary to comply with federal or state laws and regulations.
Section 4. CONDITIONS PRECEDENT TO PERFORMANCE.
4.01 Conditions Precedent to GFT’s Performance. The obligations of GFT to be performed under this Agreement at or after the Closing are subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Section 4. GFT may waive any or all of such conditions in whole or in part without prior notice. No such waiver of a condition shall, however, constitute a waiver by GFT of any of its other rights or remedies, at law or in equity, if Boulevard shall breach or be in default under any of its representations, warranties or covenants made under or pursuant to this Agreement:
     (a) No Material Adverse Change. Since March 31, 2005, no material adverse change in the business, operations, earnings, assets or financial condition of Boulevard, and no event which would materially and adversely affect the business, operations, earnings, assets or financial condition of Boulevard shall have occurred.
     (b) Accuracy of Representations and Warranties. All representations and warranties set forth in Section 3 above or all written statements that shall be delivered to GFT pursuant hereto shall be true and correct at all times during the consummation of the transactions contemplated hereby and in the Closing Documents.
     (c) Delivery of Closing Documents. At or before the Closing, Boulevard shall have furnished to GFT the following documents (the “Boulevard Closing Documents”):
          (i) a certificate, signed by the Secretary of Boulevard and dated the Closing Date, setting forth the incumbency of each officer required to execute this Agreement and each Boulevard Closing Document and, having attached thereto as Exhibits A, B, and C, respectively, certified copies of the Certificate of Incorporation and Bylaws, as amended, and a Certificate of Good Standing from the Secretary of State of Delaware dated not more than three (3) business days prior to the Closing Date;
          (ii) a certificate, signed by the Chief Financial Officer of Boulevard and dated the Closing Date, stating that to his Best Knowledge, the Boulevard Financial Statements (including without limitation, any notes relating thereto) are true and complete, and present fairly and accurately the financial condition of Boulevard as of the dates and for the respective periods indicated thereon;
          (iii) a certificate, dated the Closing Date and signed by the Chief Executive Officer of Boulevard, (A) stating that all of the representations and warranties of Boulevard contained in this Agreement are true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been originally made by Boulevard on and as of the Closing Date; and (B) to the Best

Knowledge of Boulevard, since the date of execution of the Agreement, there has been no material change, fact or occurrence which makes any statement contained in the Agreement false or misleading, or which has had a materially adverse effect upon the assets, business, operations, prospects, or financial condition of Boulevard; and
     (d) Authorizing Resolutions. At the Closing, Boulevard shall have furnished GFT with certified copies of resolutions duly adopted by the Board of Directors and shareholders of Boulevard approving the execution and delivery of this Agreement and the Boulevard Closing Documents, and all other necessary or proper corporate action to enable Boulevard and the Boulevard Shareholders to comply with the terms of this Agreement.
     (e) Representations. The representations and warranties of Boulevard and the Boulevard Shareholders contained in this Agreement shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and Boulevard and the Boulevard Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by each at or prior to the Closing.
     (f) Consents and Waivers. At the Closing, all consents, authorizations, orders and approvals which are material to the business of Boulevard shall have been obtained.
     (g) Litigation. At the Closing, there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or governmental agency restraining or prohibiting the consummation of the transactions provided for herein, or any of them, or limiting in any manner GFT’s rights hereunder, or requiring the sale or other disposition of any of the operations of Boulevard, or making the consummation of the transactions contemplated by the Merger Certificate unduly burdensome to the parties hereto, and immediately prior to the Closing Date no proceeding or lawsuit shall have been commenced and be pending or be threatened by any governmental or regulatory agency or any other person with respect to the transactions contemplated by this Agreement or the Merger which GFT, in good faith and with the advice of counsel, believes would result in any of the foregoing or which seeks the payment of substantial damages by Boulevard or GFT.
     (h) Public Filings; Tax Obligations. At or prior to the Closing, Boulevard shall provide evidence to GFT that it has (i) filed with the Securities and Exchange Commission all documents that it is required to have filed under the Securities Act and the Securities Exchange Act, and (ii) that it has paid all taxes assessed against it by the authorized taxing agency in any jurisdiction (including, without limitation, any taxes to be paid by GFT on behalf of Boulevard pursuant to Section 1.03 hereof), except where the failure to make any such payment will or is reasonably likely to cause a material and adverse consequence for Boulevard.
4.02 Conditions Precedent to Boulevard’s Performance. The obligations of Boulevard to be performed under this Agreement at or after the Closing are subject to the satisfaction, at or before the Closing, of all of the conditions set forth in this Section 4. Boulevard may waive any or all of such conditions in whole or in part without prior notice. No such waiver of a condition shall, however, constitute a waiver by Boulevard of any of its other rights or remedies, at law or in equity, if GFT shall breach or be in default under any of its representations, warranties or covenants made under or pursuant to this Agreement:
     (a) No Material Adverse Change. Since December 31, 2004, no material adverse change in the business, operations, earnings, assets or financial condition of GFT, and no event which would materially and adversely affect the business, operations, earnings, assets or financial condition of GFT shall have occurred.
     (b) Accuracy of Representations and Warranties. All representations and warranties set forth in Section 2 above or all written statements that shall be delivered to Boulevard pursuant hereto shall be true and correct at all times during the consummation of the transactions contemplated hereby and in the Closing Documents
     (c) Delivery of Closing Documents. At or before the Closing, GFT shall have furnished to Boulevard the following documents (the “GFT Closing Documents”):
          (i) a certificate, signed by the Secretary of GFT and dated the Closing Date, setting forth the incumbency of each officer required to execute this Agreement and each GFT Closing Document and, having attached thereto as Exhibits A, B, and C, respectively, certified copies of the Certificate of Incorporation and Bylaws, as amended, and a Certificate of Good Standing from the Secretary of State of Delaware dated not more than three (3) business days prior to the Closing Date;
          (ii) a certificate, signed by the Chief Financial Officer of GFT and dated the Closing Date, stating that to his Best Knowledge, the GFT Financial Statements (including without limitation, any notes relating thereto) are true and complete, and present fairly and accurately the financial condition of GFT as of the dates and for the respective periods indicated thereon; and
          (iii) a certificate, dated the Closing Date and signed by the President of GFT, (A) stating that all of the representations and warranties of GFT contained in this Agreement are true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been originally made by GFT on and as of the Closing Date; and (B) to the Best Knowledge of GFT, since the date of execution of the Agreement, there has been no material change, fact or occurrence which makes any statement contained in the Agreement false or misleading, or which has had a materially adverse effect upon the assets, business, operations, prospects, or financial condition of GFT;
     (d) Copies of Authorizing Resolutions. At the Closing, GFT shall have furnished Boulevard with certified copies of resolutions duly adopted by the Board of Directors and shareholders of GFT approving the execution and delivery of this Agreement and the GFT Closing Documents, and all other necessary or proper corporate action to enable GFT and the GFT Shareholders to comply with the terms of this Agreement.
     (e) Minimum Acceptance by GFT Shareholders. The number of GFT Shareholders who have executed this Agreement by the Closing shall be not less than such number as represent beneficially or of record, fifty-one percent (51%) of the total number of shares of the voting capital stock of all classes of GFT issued and outstanding as of the Closing Date.
     (f) Representations. The representations and warranties of GFT and the GFT Shareholders contained in this Agreement shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and GFT and the GFT Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed by each at or prior to the Closing.
     (g) Consents and Waivers. At the Closing, all consents, authorizations, orders and approvals described in Section 2.02(r) hereof and which are material to the business of GFT shall have been obtained.
     (h) Litigation. At the Closing, there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or governmental agency restraining or prohibiting the consummation of the transactions provided for herein, or any of them, or limiting in any manner Boulevard’s rights hereunder, or requiring the sale or other disposition of any of the operations of GFT, or making the consummation of the transactions contemplated by the Merger Certificate unduly burdensome to the parties hereto, and immediately prior to the Closing Date no proceeding or lawsuit shall have been commenced and be pending or be threatened by any governmental or regulatory agency or any other person with respect to the transactions contemplated by this Agreement or the Merger which Boulevard, in good faith and with the advice of counsel, believes would result in any of the foregoing or which seeks the payment of substantial damages by GFT or Boulevard.
Section 5. INDEMNIFICATION.
5.01 Indemnification by Boulevard.
     (a) Boulevard agrees to indemnify and hold harmless GFT, its affiliates, officers, directors, shareholders, agents and representatives (the “GFT Indemnitees”) from and against any and all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses and any and all court costs, judgments and settlements (collectively, “Expenses”), incurred by any such GFT Indemnitee in connection with or arising from any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or by or on behalf of third parties (including governmental agencies or officials, but excluding any lawsuit brought by a shareholder of GFT in such capacity), challenging or seeking to set aside this Agreement, the Merger or the consummation of the transactions contemplated hereby.
     (b) If a GFT Indemnitee believes that it or he has incurred any Expense, it or he shall notify Boulevard promptly in writing describing such Expense and the underlying cause thereof, the amount thereof, if known, and the method of computation of such Expense, all with reasonable particularity.
     (c) If any action at law or suit in equity or other legal proceeding is instituted, GFT shall promptly notify Boulevard, in writing, of the institution or assertion thereof; but the omission to so notify Boulevard shall not relieve it from any liability which it may have to GFT unless Boulevard is actually prejudiced by such failure to notify. Boulevard shall be entitled to participate therein and, if it so elects, to assume the defense thereof, with counsel reasonably satisfactory to GFT provided that, if GFT reasonably believes that it has defenses to such claim, action, suit or proceeding that are different from or additional to those available to Boulevard or if GFT otherwise reasonably believes that its interests in such claim, action, suit or proceeding conflict with the interests of Boulevard and cannot be adequately presented by such counsel, GFT may select one counsel reasonably satisfactory to Boulevard (whose reasonable fees and expenses shall be paid by Boulevard) to participate in the defense of such claim, action, suit or proceeding in cooperation with counsel for Boulevard.
     (d) No GFT Indemnitee shall settle or compromise any claim, action, suit or proceeding without the prior written consent of Boulevard, unless the provisions of this Section 5.01 are waived in writing by GFT with respect to such matter.
5.02 Indemnification by GFT.
     (a) GFT agrees to indemnify and hold harmless Boulevard, its affiliates, officers, directors, shareholders, agent and representatives (the “Boulevard Indemnitees”) from and against any and all Expenses (as hereinabove defined), incurred by the Boulevard Indemnitees in connection with or arising from any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or by or on behalf of third parties (including governmental agencies or officials, but excluding any lawsuit brought by a shareholder of Boulevard in such capacity), challenging or seeking to set aside this Agreement, the Merger or the consummation of the transactions contemplated hereby.
     (b) If a Boulevard Indemnitee believes that it or he has incurred any Expense, it or he shall notify GFT promptly in writing describing such Expense and the underlying cause thereof, the amount thereof, if known, and the method of computation of such Expense, all with reasonable particularity.
     (c) If any action at law or suit in equity or other legal proceeding is instituted, Boulevard shall promptly notify GFT, in writing, of the institution or assertion thereof; but the omission to so notify GFT shall not relieve it from any liability which it may have to Boulevard unless GFT is actually prejudiced by such failure to notify. GFT shall be entitled to participate therein and, if it so elects, to assume the defense thereof, with counsel reasonably satisfactory to Boulevard provided that, if Boulevard reasonably believes that it has defenses to such claim, action, suit or proceeding that are different from or additional to those available to GFT or if Boulevard otherwise reasonably believes that its interests in such claim, action, suit or proceeding conflict with the interests of GFT and cannot be adequately presented by such counsel, Boulevard may select one counsel reasonably satisfactory to GFT (whose reasonable fees and expenses shall be paid by GFT) to participate in the defense of such claim, action, suit or proceeding in cooperation with counsel for GFT.
     (d) No Boulevard Indemnitee shall settle or compromise any claim, action, suit or proceeding without the prior written consent of GFT, unless the provisions of this Section 5.02 are waived in writing by GFT with respect to such matter.
5.03 Coordination of Legal Defense. In the event that any party may become the subject of any litigation or other proceeding as a result of any of the foregoing items for which it may be entitled to indemnification pursuant to the provisions of Section 5.01 or 5.02 hereof, the party so entitled to indemnification shall have the right to coordinate its own defense and legal representation, and the indemnifying party shall pay all costs incurred in connection therewith, and shall otherwise use its best efforts to cooperate with the party being indemnified and its counsel in defending against such litigation or proceeding.
Section 6. REMEDIES FOR BREACH OF AGREEMENT.
6.01 Default; Remedies. This Section shall apply in the event that a party hereto refuses to consummate the transactions contemplated by this Agreement or if any default under, or breach of any representation, warranty, covenant or condition of, this Agreement on the part of a party hereto shall have occurred that results in the failure to consummate the transactions contemplated hereby. In each such event, the non-refusing and/or non-Defaulting Party shall be entitled to seek and obtain money damages from the Defaulting Party plus its court costs and reasonable attorneys’ fees in connection with the pursuit of its remedies thereunder.
Section 7. MISCELLANEOUS PROVISIONS.
7.01 Transactional Expenses. Each party shall pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including, without limitation, the fees and expenses of its counsel, accountants and other agents and representatives.
7.02 Access. Until the Closing and for a reasonable period thereafter throughout the transition of the Business, GFT hereby agrees to (i) provide Boulevard and its representatives full access to the books, records, facilities and senior management and financial personnel of GFT, and (ii) permit Boulevard and its representatives to make copies and retain other documentation with respect to GFT, its Business, operations, financial position, prospects and the Acquired Assets.
7.03 Burden and Benefit.
     (a) This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.
     (b) It is the intent of the parties hereto that no third-party beneficiary rights be created or deemed to exist in favor of any person not a party to this Agreement, unless otherwise expressly agreed in writing by the parties.
7.04 Non-Disclosure. GFT agrees that, after the Closing Date, it shall not, and shall cause its officers, directors, shareholders, employees, agents and representatives not to, disclose or reveal to any person, directly or indirectly, any confidential or proprietary information relating to the customers, business practices and policies, operations, financial condition, prospects or any other aspect of GFT’s Business, which confidential or proprietary information is hereby acknowledged by GFT to constitute a portion of the Acquired Assets being purchased hereunder.
7.05 Brokers. Each party represents and warrants to the others that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as each party knows, no broker, finder or other person is entitled to any brokerage commission or finder’s fee in connection with any of such transactions. Each party agrees to indemnify and hold harmless the other parties from and against any claim of brokerage fees, commissions or other remuneration resulting from any action taken by the indemnifying party hereunder.
7.06 Modifications, Waivers, Agreement. The Parties hereto, by mutual agreement in writing approved by their respective Board of Directors, or their respective officers authorized by their respective Boards of Directors, may amend, modify and supplement this Agreement in any respect. An Agreement by the parties to extend the Closing Date pursuant to Section 6.01 hereof, or a waiver by a party of any condition to such party’s obligations hereunder, shall be exercised on behalf of such party by its Board of Directors or its officers authorized by its Board of Directors. Any condition to a Party’s obligations hereunder may be waived by such Party.
7.07 Schedules and Exhibits. All of the Schedules and Exhibits to be attached hereto prior to Closing are hereby incorporated into this Agreement by reference and made an integral part hereof as fully as if the same had been set out completely as a part of this Agreement. All representations, warranties, covenants and other agreements contained herein shall be applicable to such Schedules and Exhibits.

7.08 Further Assurances. Each party hereby agrees to do such things and take such actions as may be reasonably necessary to effect the transactions contemplated by this Agreement or in any Closing Document.
7.09 Notices. Any notice under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered transmitted by telecopy, one (1) business day after such item is sent postage prepaid by overnight courier or other delivery service, or three (3) business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, in each case addressed as follows, or to such other address as may be noticed to the other parties hereto in accordance with the provisions of this Section 8:

(a)	If to the Boulevard:
Boulevard Acquisition Corporation
1504 R Street, N.W.,
Washington, D.C. 20009
Attn: Stephen J. Fryer, President

(b)	If to GFT:
Global Food Technologies, Inc.
420 N. Main Street
Pocatello, ID 83204
Attn: Keith Meeks, President

With a copy (which shall not constitute notice) to:

Kenneth S. August, Esquire
August Law Group, P.C.
19200 Von Karman, Suite 500
Irvine, California 92612
Attn: President

(c)	If to Solvis:
Solvis Group, Inc.
9449 Balboa Ave Suite 211
San Diego CA 92123
Attn: Brian Bonar
President
8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of

Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.
8.12 Successors; Assignability. No party hereto shall have the authority to assign its rights or obligations under this Agreement to any other party without the prior written consent of the other parties hereto.
8.13 Entire Agreement. This Agreement and the Exhibits, Schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements with respect thereto, whether written or oral.
8.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which when taken together shall constitute but one and the same agreement.
8.15 Severable Provisions. Each provision of this Agreement shall be considered severable, and if any provision of this Agreement or its application to any person or circumstance shall be held invalid or unenforceable for any reason by a court of competent jurisdiction, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and shall be enforced to the greatest extent permitted by applicable law.
8.16 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party’s right to demand exact compliance with the terms hereof.
8.17 Headings. The headings of the Articles and Sections of this Agreement and in the Exhibits to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation of any provision contained herein.
8.18 Gender and Number. In interpreting this Agreement, the reader shall adopt the plural form of any word written in the singular, and the feminine form of any word written in the masculine, whenever the context or circumstances of such provision so require.

     IN WITNESS WHEREOF, the parties have caused this Agreement of Merger and Reorganization to be executed and delivered as of the date and year first above written.

BOULEVARD ACQUISITION		ATTEST:
CORPORATION

By:	/s/ Stephen J. Fryer	By:	/s/ Marshall F. Sparks

	Stephen J. Fryer		Marshall F. Sparks
	President		Secretary

GLOBAL FOOD
TECHNOLOGIES, INC.		ATTEST:

By:	/s/ Keith Meeks	By:	/s/ Marshall F. Sparks

	Keith Meeks		Marshall F. Sparks
	President		Secretary

SOLVIS GROUP, INC.		ATTEST:

By:	/s/ Brian Bonar	By:

Brian Bonar

	President		Secretary

THE SHAREHOLDERS OF
GLOBAL FOOD TECHNOLOGIES, INC.:

KEITH MEEKS		WITNESS:

/s/ Keith Meeks		/s/ James Bouskos

Address:	113 Court Street

Hanford, CA 93230

MARK TERRY		WITNESS:

/s/ Mark Terry		/s/

Address:	113 Court Street

Hanford, CA 93230

JAMES BOUSKOS		WITNESS:

/s/ James Bouskos		/s/ Michael Shaw

Address:	113 Court Street

Hanford, CA 93230

STEPHEN J. FRYER		WITNESS:

/s/ Stephen J. Fryer		/s/ James Bouskos

Address:	113 Court Street

Hanford, CA 93230

MICHAEL SHAW		WITNESS:

/s/ Michael Shaw		/s/ Keith Meeks

Address:	113 Court Street

Hanford, CA 93230